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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 31,
1997, except for paragraph 1 of Note 11, as to which the date is               ,
1997, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Corixa Corporation for the registration of 3,162,500 shares of its Common Stock.

Seattle, Washington


                                                   /s/ ERNST & YOUNG LLP

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     The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in paragraph 1 of Note 11 to the financial statements.

Seattle, Washington
August 29, 1997